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                                                                     Exhibit 5.1


                                February 14, 2000


Tekelec
26580 W. Agoura Road
Calabasas, California 91302

               Re:    Tekelec
                      Registration Statement on Form S-3

Ladies and Gentlemen:

               We are acting as special counsel to Tekelec, a California corporation (the "Company"), in connection with its registration statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission"), relating to resales of up to $135,000,000 aggregate principal amount at maturity of the Company's 3.25% Convertible Subordinated Discount Notes due 2004 (the "Notes") and the 7,605,805 shares (as such number may be adjusted) of Common Stock, without par value, of the Company (the "Common Stock") issuable upon conversion of the Notes in accordance with the Indenture between the Company and Bankers Trust Company, as trustee ("the Trustee"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K in connection with the Registration Statement.

               In connection herewith, we have examined and relied without independent investigation as to matters of fact upon such certificates of public officials, such statements and certificates of officers of the Company and originals or copies certified to our satisfaction of the Registration Statement, the Indenture, the Registration Rights Agreement, dated as of November 2, 1999, between the Company and the initial purchasers named therein, the Restated Articles of Incorporation and Bylaws of the Company, proceedings of the Board of Directors of the Company and such other corporate records, documents, certificates and instruments as we have deemed necessary or appropriate in order to enable us to render the opinions expressed below. In rendering this opinion, we have assumed the genuineness of all signatures on all documents examined by us, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as certified or photocopies.




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               Based upon the foregoing and in reliance thereon and subject to the qualifications and limitations stated herein, we are of the opinion that:

               (i) The Notes constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms subject to the qualification that the enforceability of the Company's obligations thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other similar laws relating to or affecting creditor's rights generally and by general equitable principles, including without limitation, concepts of materially, reasonableness, public policy, and good faith and fair dealing, and the possible unavailability of specific performance, injunctive relief or other equitable remedies, regardless of whether such principles or remedies are considered in a proceeding of law or in equity.


               (ii) The shares of Common Stock issuable upon conversion of the Notes, when issued in accordance with the terms of the Indenture, will be validly issued, fully paid and non-assessable.

               This opinion is not rendered with respect to any laws other than the laws of the State of New York, the general corporate laws of the State of California and the federal laws of the United States.

               We hereby consent to the filing of this opinion letter with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Commission.

                                         Very truly yours,

                                         /s/ BRYAN CAVE LLP